                                                                      EXHIBIT 21





                        LIST OF SIGNIFICANT SUBSIDIARIES


         Anadarko Algeria Company LLC
         a Delaware corporation,

         Anadarko Canada Corporation
         a Alberta, Canada corporation,

         RME Petroleum Company
         a Delaware corporation,